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EXHIBIT 23.4



[Kleiman, Carney & Greenbaum, P.C. letterhead]




October 11, 1996




                         Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated January 19, 1996, February 2, 1996 and May 30, 1996, with respect to the financial statements of Wolpin Broadcasting Company incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Children's Broadcasting Corporation for the registration of shares of its common stock.

                                        Very truly yours,

                                        KLEIMAN, CARNEY & GREENBAUM



                                        /s/ HARRY SIEGEL
                                        ---------------------------------------

                                        HARRY SIEGEL
                                        Certified Public Accountant

Farmington Hills, Michigan
October 11, 1996